PROSPECTUS SUPPLEMENT                                         File No. 333-52822
----------------------                                            Rule 424(b)(3)
(To Prospectus Supplement and Prospectus dated January 24, 2001)
Prospectus number:  2210


                            Merrill Lynch & Co., Inc.
                           Medium-Term Notes, Series B
                   Due Nine Months or More from Date of Issue


                               Floating Rate Notes

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
Principal Amount:           $50,000,000               Original Issue Date:    March 11, 2002

CUSIP Number:               59018YMD0                 Stated Maturity Date:   March 11, 2003

Interest Calculation:                                 Day Count Convention:
---------------------                                 ---------------------
[x]  Regular Floating Rate Note                       [x]  Actual/360
[_]  Inverse Floating Rate Note                       [_]  30/360
     (Fixed Interest Rate):                           [_]  Actual/Actual


Interest Rate Basis:
--------------------
[_]  LIBOR                                            [_]  Commercial Paper Rate
[_]  CMT Rate                                         [_]  Eleventh District Cost of Funds Rate
[_]  Prime Rate                                       [_]  CD Rate
[x]  Federal Funds Rate                               [_]  Other (see attached)
[_]  Treasury Rate
   Designated CMT Page:                               Designated LIBOR Page:
     CMT Telerate Page:                                 LIBOR Telerate Page:
      CMT Reuters Page:                                  LIBOR Reuters Page:


Index Maturity:             N/A                       Minimum Interest Rate:  Not Applicable

Spread:                     0.100%                    Maximum Interest Rate:  Not Applicable

Initial Interest Rate:      TBD                       Spread Multiplier:      Not Applicable
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Interest Reset Dates:       Each Business Day, commencing March 12, 2002 to but
                            excluding the Stated Maturity Date, subject to the
                            following Business Day convention

Interest Payment Dates:     Quarterly, on the 11th of June, September, December
                            and maturity commencing June 11, 2002; subject to the following business day convention

Repayment at the
Option of the Holder:       The Notes cannot be repaid prior to the Stated
                            Maturity Date.

Redemption at the
Option of the Company:      The Notes cannot be redeemed prior to the Stated
                            Maturity Date.

Form: The Notes are being issued in fully registered book-entry form.

Trustee:                    JPMorgan Chase Bank

Dated:                      March 5, 2002